Hims & Hers Health, Inc. Reports First Quarter 2024 Financial Results

Revenue of $278.2 million, up 46% year-over-year in 2024

Net income of $11.1 million; Adjusted EBITDA of $32.3 million in Q1 2024

Subscribers grew to 1.7 million, up 41% year-over-year in Q1 2024

Raises full year 2024 guidance to a range of $1.20 billion to $1.23 billion and Adjusted EBITDA to a range of $120 million to $135 million

SAN FRANCISCO, May 6, 2024 – Hims & Hers Health, Inc. (“Hims & Hers” or the “Company”, NYSE: HIMS), the leading health and wellness platform, today announced financial results for the first quarter ended March 31, 2024 in a shareholder letter that is posted at investors.hims.com.

“We are pleased to begin the year with exceptional results and strong momentum throughout the business,” said Andrew Dudum, co-founder and CEO. “Our ability to deliver consistent performance across our key metrics is being fueled by our ability to capitalize on the increasing demand for high quality, personalized solutions in each of our core specialties. During the period, we added a record number of net new subscribers, increasing 41% versus a year ago and bringing us to 1.7 million subscribers on the Hims & Hers platform. We also delivered our first quarter of double-digit net income profitability. As we continue to expand our offerings and broaden awareness of Hims & Hers as a trusted brand, we expect to continue driving rapid and increasingly profitable growth.”

Yemi Okupe, CFO, stated, “The business continues to generate robust performance across our operations as we execute on our mission to make the world feel great through the power of better health. Our ability to bring a record number of net new subscribers to the platform while simultaneously driving over 400 basis points of marketing leverage is a testament to the formidable model we are building. We are confident that ongoing investment in a broad offering of high quality, personalized solutions at affordable prices, combined with a trusted brand and best-in-class technology platform, will position us to achieve consistent top and bottom line growth for the foreseeable future. We have updated our full year outlook to reflect the ongoing business momentum and efficiency improvements we are experiencing. These improvements also further bolster our confidence in reaching our long-term Adjusted EBITDA margin goals of 20%-30%.”

Key Business Metrics
(In Thousands, Except for Monthly Online Revenue per Average Subscriber and AOV, Unaudited)

	Three Months Ended March 31,
	2024	2023	% Change
Subscribers (end of period)	1,709	1,209	41%
Monthly Online Revenue per Average Subscriber	$55	$55	—%

Net Orders	2,461	2,047	20%
AOV	$109	$90	21%

Revenue
(In Thousands, Unaudited)

	Three Months Ended March 31,
	2024	2023	% Change
Online Revenue	$267,761	$184,175	45%
Wholesale Revenue	10,410	6,595	58%
Total revenue	$278,171	$190,770	46%

First Quarter 2024 Financial Highlights
•Revenue was $278.2 million for the first quarter of 2024 compared to $190.8 million for the first quarter of 2023, an increase of 46% year-over-year.
•Gross margin was 82% for the first quarter of 2024 compared to 80% for the first quarter of 2023.
•Net income was $11.1 million for the first quarter of 2024 compared to a net loss of $(10.1) million for the first quarter of 2023.
•Adjusted EBITDA was $32.3 million for the first quarter of 2024 compared to $6.1 million for the first quarter of 2023.
•Net cash provided by operating activities was $25.8 million for the first quarter of 2024 compared to $9.5 million for the first quarter of 2023.
•Free Cash Flow was $11.9 million for the first quarter of 2024 compared to $7.0 million for the first quarter of 2023.

Reconciliations of Adjusted EBITDA and Free Cash Flow, non-GAAP measures, to net income (loss) and net cash provided by operating activities, respectively, their most comparable financial measures under generally accepted accounting principles in the United States (“U.S. GAAP”), have been provided in this press release in the accompanying tables. Additional information about Adjusted EBITDA and Free Cash Flow is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

Hims & Hers is providing the following guidance:

For the second quarter 2024, we expect:
•Revenue of $292 million to $297 million.
•Adjusted EBITDA of $30 million to $35 million, reflecting an Adjusted EBITDA margin of 10% to 12%.

For the full year 2024, we expect:
•Revenue of $1.20 billion to $1.23 billion.
•Adjusted EBITDA of $120 million to $135 million, reflecting an Adjusted EBITDA margin of 10% to 11%.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Cautionary Note Regarding Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have relied upon the exception in Item 10(e)(1)(i)(B) of Regulation S-K and have not reconciled forward-looking Adjusted EBITDA to its most directly comparable U.S. GAAP measure, net income (loss), because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net loss. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call

Hims & Hers will host a conference call to review the first quarter 2024 results on May 6, 2024, at 5:00 p.m. ET. The conference call can be accessed by dialing +1 (888) 510-2630 for U.S. participants and +1 (646) 960-0137 for international participants, and referencing conference ID #1704296. A live audio webcast will be available online at investors.hims.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at the same link.

About Hims & Hers Health, Inc.

Hims & Hers is the leading health and wellness platform on a mission to help the world feel great through the power of better health.

We believe how you feel in your body and mind transforms how you show up in life. That’s why we’re building a future where nothing stands in the way of harnessing this power. Hims & Hers normalizes health & wellness challenges—and innovates on their solutions—to make feeling happy and healthy easy to achieve. No two people are the same, so the Company provides access to personalized care designed for results.

For more information, please visit investors.hims.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believe,” “estimate,” “anticipate,” “expect,” “assume,” “imply,” “intend,” “plan,” “may,” “will,” “potential,” “project,” “predict,” “continue,” “could,” “confident,” “confidence,” or “should,” or, in each case, their plural, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our financial outlook and guidance, including our mission to drive top-line growth and profitability and our ability to attain our medium- and long-term financial targets; our expected future financial and business performance, including with respect to the Hims & Hers platform, our marketing campaigns, investments in innovation, and our infrastructure, and the underlying assumptions with respect to the foregoing; statements relating to events and trends relevant to us, including with respect to our financial condition, results of operations, short- and long-term business operations, objectives, and financial needs; expectations regarding our mobile applications, market acceptance, user experience, customer retention, brand development, our ability to invest and generate a return on any such investment, customer acquisition costs, operating efficiencies and leverage (including our fulfillment capabilities), the effect of any pricing decisions, changes in our product or offering mix, the timing and market acceptance of any new products or offerings, the success of our business model, our market opportunity, our ability to scale our business, the growth of certain of our specialties, our ability to innovate on and expand the scope of our offerings and experiences, our ability to reinvest into the customer experience, and our ability to comply with the extensive, complex and evolving regulatory requirements applicable to our business, including without limitation state and federal healthcare, privacy and consumer protection laws and regulations. These statements are based on management’s current expectations, but actual results may differ materially due to various factors.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the “Risk Factors” section of each of our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and any of our subsequent filings with the Securities and Exchange Commission (the “Commission”).

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation (and expressly disclaim any obligation) to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described in the “Risk Factors” section of each of our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and any of our subsequent filings with the Commission may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in reports we have filed or will file with the Commission, including our most recently filed Annual Report on Form 10-K, our most recently filed Quarterly Report on Form 10-Q, and any of our subsequent filings with the Commission. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in such reports, those results or developments may not be indicative of results or developments in subsequent periods.

Key Business Metrics

“Online Revenue” represents the sales of products and services on our platform, net of refunds, credits, and chargebacks, and includes revenue recognition adjustments recorded pursuant to U.S. GAAP, primarily relating to deferred revenue and returns reserve. Online Revenue is generated by selling directly to consumers through our websites and mobile applications. Our Online Revenue consists of products and services purchased by customers directly through our online platform. The majority of our Online Revenue is subscription-based, where customers agree to be billed on a recurring basis to have products and services automatically delivered to them.

“Wholesale Revenue” represents non-prescription product sales to retailers through wholesale purchasing agreements. Wholesale Revenue also includes non-prescription product sales to third-party platforms through consignment arrangements. In addition to being revenue generative and profitable, wholesale partnerships and consignment arrangements have the added benefit of generating brand awareness with new customers in physical environments and on third-party platforms.

“Subscribers” are customers who have one or more “Subscriptions” pursuant to which they have agreed to be automatically billed on a recurring basis at a defined cadence. The Subscription billing cadence is typically defined as a number of days (for example, billed every 30 days or every 90 days), which are excluded from our reporting when payment has not occurred at the contracted billing cadence. Subscribers can cancel Subscriptions in between billing periods to stop receiving additional products and/or services and can reactivate Subscriptions to continue receiving additional products and/or services.

“Monthly Online Revenue per Average Subscriber” is defined as Online Revenue divided by “Average Subscribers”, which amount is then further divided by the number of months in a period. “Average Subscribers” are calculated as the sum of the Subscribers at the beginning and end of a given period divided by 2.

“Net Orders” are defined as the number of online customer orders minus transactions related to refunds, credits, chargebacks, and other negative adjustments. Net Orders represent transactions made on our platform during a defined period of time and exclude revenue recognition adjustments recorded pursuant to U.S. GAAP.

Average Order Value (“AOV”) is defined as Online Revenue divided by Net Orders (each as defined above).

CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data, Unaudited)

	March 31, 2024	December 31, 2023

Assets
Current assets:
Cash and cash equivalents	$105,237	$96,663
Short-term investments	98,355	124,318
Inventory	29,826	22,464
Prepaid expenses and other current assets	28,316	21,608
Total current assets	261,734	265,053
Restricted cash	856	856
Goodwill	110,881	110,881
Property, equipment, and software, net	45,212	36,143
Intangible assets, net	17,863	18,574
Operating lease right-of-use assets	11,422	9,588
Other long-term assets	138	91
Total assets	$448,106	$441,186
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$43,919	$43,070
Accrued liabilities	26,714	28,972
Deferred revenue	13,735	7,733
Earn-out payable	7,412	7,412
Operating lease liabilities	1,544	1,281
Total current liabilities	93,324	88,468
Operating lease liabilities	10,279	8,667
Other long-term liabilities	21	22
Total liabilities	103,624	97,157
Commitments and contingencies
Stockholders' equity:
Common stock – Class A shares, par value $0.0001, 2,750,000,000 shares authorized and 206,033,630 and 205,104,120 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively; Class V shares, par value $0.0001, 10,000,000 shares authorized and 8,377,623 shares issued and outstanding as of March 31, 2024 and December 31, 2023	21	21
Additional paid-in capital	701,670	712,307
Accumulated other comprehensive loss	(162)	(124)
Accumulated deficit	(357,047)	(368,175)
Total stockholders' equity	344,482	344,029
Total liabilities and stockholders' equity	$448,106	$441,186

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In Thousands, Except Share and Per Share Data, Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$278,171	$190,770
Cost of revenue	49,076	37,345
Gross profit	229,095	153,425
Gross margin %	82%	80%
Operating expenses:(1)
Marketing	130,553	97,245
Operations and support	38,747	26,182
Technology and development	15,324	10,748
General and administrative	34,568	30,513
Total operating expenses	219,192	164,688
Income (loss) from operations	9,903	(11,263)
Other income (expense):
Change in fair value of liabilities	—	(295)
Other income, net	2,500	1,877
Total other income, net	2,500	1,582
Income (loss) before income taxes	12,403	(9,681)
Provision for income taxes	(1,275)	(386)
Net income (loss)	11,128	(10,067)
Other comprehensive (loss) income	(38)	166
Total comprehensive income (loss)	$11,090	$(9,901)

Net income (loss) per share attributable to common stockholders:
Basic	$0.05	$(0.05)
Diluted	$0.05	$(0.05)
Weighted average shares outstanding:
Basic	213,452,092	207,140,298
Diluted	229,364,585	207,140,298
______________
(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended March 31,
	2024	2023
Marketing	$1,904	$996
Operations and support	2,155	1,154
Technology and development	2,205	1,461
General and administrative	12,768	10,556
Total stock-based compensation expense	$19,032	$14,167

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands, Unaudited)

	Three Months Ended March 31,
	2024	2023
Operating activities
Net income (loss)	$11,128	$(10,067)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,001	2,117
Stock-based compensation	19,032	14,167
Change in fair value of liabilities	—	295
Net accretion on securities	(1,077)	(1,041)
Impairment of long-lived assets	75	429
Non-cash operating lease cost	574	448
Non-cash acquisition-related costs	—	566
Non-cash other	408	124
Changes in operating assets and liabilities:
Inventory	(7,362)	865
Prepaid expenses and other current assets	(6,708)	(4,984)
Other long-term assets	(47)	5
Accounts payable	3,602	3,955
Accrued liabilities	(2,258)	1,673
Deferred revenue	6,002	1,394
Operating lease liabilities	(532)	(463)
Net cash provided by operating activities	25,838	9,483
Investing activities
Purchases of investments	(70,700)	(40,687)
Maturities of investments	97,700	39,084
Investment in website development and internal-use software	(3,377)	(1,875)
Purchases of property, equipment, and intangible assets	(10,581)	(635)
Net cash provided by (used in) investing activities	13,042	(4,113)
Financing activities
Proceeds from exercise of vested stock options	5,070	245
Payments for taxes related to net share settlement of equity awards	(7,314)	(3,657)
Repurchases of common stock	(28,064)	—
Net cash used in financing activities	(30,308)	(3,412)
Foreign currency effect on cash and cash equivalents	2	15
Increase in cash, cash equivalents, and restricted cash	8,574	1,973
Cash, cash equivalents, and restricted cash at beginning of period	97,519	47,628
Cash, cash equivalents, and restricted cash at end of period	$106,093	$49,601
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$105,237	$48,745
Restricted cash	856	856
Total cash, cash equivalents, and restricted cash	$106,093	$49,601
Supplemental disclosures of cash flow information
Cash paid for taxes	$126	$286
Non-cash investing and financing activities
Purchases of property and equipment included in accounts payable and accrued liabilities	$594	$1,290
Right-of-use asset obtained in exchange for lease liability	2,174	—

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. GAAP, we present Adjusted EBITDA (which is a non-GAAP financial measure), Adjusted EBITDA margin (which is a non-GAAP ratio), and Free Cash Flow (which is a non-GAAP financial measure) each as defined below. We use Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow, when taken together with the corresponding U.S. GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that the use of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow is helpful to our investors as they are used by management in assessing the health of our business, our operating performance, and our liquidity.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures or ratios differently or may use other financial measures or ratios to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow as tools for comparison. Reconciliations are provided below to the most directly comparable financial measures stated in accordance with U.S. GAAP. Investors are encouraged to review our U.S. GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. “Adjusted EBITDA” is defined as net income (loss) before stock-based compensation, depreciation and amortization, income taxes, acquisition and transaction-related costs (which includes (i) consideration paid for employee compensation with vesting requirements incurred directly as a result of acquisitions, inclusive of revaluation of earn-out consideration recorded in general and administrative expenses, and (ii) transaction professional services), impairment of long-lived assets, change in fair value of liabilities, and interest income. “Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by revenue.

Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. We compensate for these limitations by providing specific information regarding the U.S. GAAP items excluded from Adjusted EBITDA. When evaluating our performance, you should consider Adjusted EBITDA in addition to, and not as a substitute for, other financial performance measures, including our net loss and other U.S. GAAP results.

Net Income (Loss) to Adjusted EBITDA Reconciliation
(In Thousands, Unaudited)

	Three Months Ended March 31,
	2024	2023

Revenue	$278,171	$190,770

Net income (loss)	11,128	(10,067)
Stock-based compensation	19,032	14,167
Depreciation and amortization	3,001	2,117
Provision for income taxes	1,275	386
Acquisition and transaction-related costs	376	646
Impairment of long-lived assets	75	429
Change in fair value of liabilities	—	295
Interest income	(2,540)	(1,913)
Adjusted EBITDA	$32,347	$6,060

Net income (loss) as a % of revenue	4%	(5)%
Adjusted EBITDA margin	12%	3%

Free Cash Flow is a key performance measure that our management uses to assess our liquidity. Because Free Cash Flow facilitates internal comparisons of our historical liquidity on a more consistent basis, we use this measure for business planning purposes. “Free Cash Flow” is defined as net cash provided by operating activities, less purchases of property, equipment, and intangible assets and investment in website development and internal-use software in investing activities.

Some of the limitations of Free Cash Flow include (i) Free Cash Flow does not represent our residual cash flow for discretionary expenditures and our non-discretionary commitments, and (ii) Free Cash Flow includes capital expenditures, the benefits of which may be realized in periods subsequent to those in which the expenditures took place. In evaluating Free Cash Flow, you should be aware that in the future we will have cash outflows similar to the adjustments in this presentation. Our presentation of Free Cash Flow should not be construed as an inference that our future results will be unaffected by these cash outflows or any unusual or non-recurring items. When evaluating our performance, you should consider Free Cash Flow in addition to, and not as a substitute for, other financial performance measures, including our net cash provided by operating activities and other U.S. GAAP results.

Net Cash Provided By Operating Activities to Free Cash Flow Reconciliation
(In Thousands, Unaudited)

	Three Months Ended March 31,
	2024	2023
Net cash provided by operating activities	$25,838	$9,483
Less: purchases of property, equipment, and intangible assets in investing activities	(10,581)	(635)
Less: investment in website development and internal-use software in investing activities	(3,377)	(1,875)
Free Cash Flow	$11,880	$6,973

Contacts:
Investor Relations
Bill Newby
Investors@forhims.com

Media Relations
Abby Reisinger
Press@forhims.com